UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2012

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-02217 (Commission File Number)	58-0628465 (IRS Employer Identification No.)

One Coca-Cola Plaza Atlanta, Georgia (Address of principal executive offices)	30313 (Zip Code)

Registrant's telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2012, the Board of Directors of The Coca-Cola Company (the “Company”) increased the size of the Board to 17 members and elected Robert A. Kotick as a Director of the Company. Mr. Kotick was appointed to the Management Development Committee, effective immediately following his election.

Mr. Kotick will participate in The Coca-Cola Company Compensation and Deferred Compensation Plan for Non-Employee Directors, dated effective January 1, 2009 (the “Compensation Plan”), pursuant to which in 2012 he will be entitled to annual compensation of $175,000, of which up to $50,000 may be paid in quarterly installments in cash or deferred share units at Mr. Kotick's discretion and the remaining $125,000 will be paid in deferred share units. The Compensation Plan is described further starting on page 42 of the Company's proxy statement for its 2011 Annual Meeting of Shareowners filed with the Securities and Exchange Commission on March 10, 2011. There are no transactions in which Mr. Kotick has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the Company's press release announcing the election of Mr. Kotick to the Board is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of The Coca-Cola Company, dated February 16, 2012, regarding Robert A. Kotick.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COCA-COLA COMPANY (REGISTRANT)
Date: February 20, 2012	By: /s/ Kathy N. Waller Kathy N. Waller Vice President & Controller

3